Exhibit 10.70

March 19, 2013

DAM Holdings, LLC

1418 N. Lakeshore Drive, Suite 29

Chicago, IL 60610

Attention: Matthew Bluhm

Re:	Credit Agreement with Cancer Genetics, Inc., as amended

Dear Matthew:

This letter agreement will memorialize your agreement with respect to that certain Credit Agreement, dated as of March 23, 2011, by and between Cancer Genetics, Inc., a Delaware corporation (the “Company”), and DAM Holdings, LLC (the “Lender”), as amended by that certain Amendment to Credit Agreement, dated March 9, 2012 (as amended, the “Credit Agreement”) and the Promissory Note issued pursuant to the Credit Agreement in the principal amount of $3,000,000, dated March 23, 2011 (the “Note”). The promises set forth in this letter agreement are made to induce us and our underwriters to proceed with the Company’s initial public offering, which is also beneficial to you.

You hereby irrevocably agree to amend Section 8 of the Credit Agreement by replacing the portion of the definition of “Maturity Event” that provides “April 1, 2013” with “August 15, 2013.” Other than as specifically set forth in this letter agreement, all other terms of the Credit Agreement and the Note are and will remain unchanged and in full force and effect.

Very truly yours,

Cancer Genetics, Inc.

By:	/s/ Panna L. Sharma

Panna L. Sharma

President and CEO

Agreed to and Accepted by:

DAM HOLDINGS, LLC

By:	/s/ Matthew Bluhm

Name:	Matthew Bluhm

Title:	President